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                                                                    Exhibit 12.0


                       TRI-STATE OUTDOOR MEDIA GROUP, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                                    Year Ended December 31
                                                                -------------------------------
                                                                1997          1998         1999
                                                                ----          ----         ----
Loss before income taxes                                    $   (3,445)     $ (9,739)    $ (11,453)
Add
   Portion of rent expenses representative of the
     interest factor                                               571         1,049         1,222
   Interest on indebtedness                                      4,200        10,417        13,006
                                                            ----------      --------     ---------
           Income as adjusted                               $    1,326      $  1,727     $   2,775
                                                            ==========      ========     =========

Fixed charges
   Interest on indebtedness                    (1)          $    4,200      $ 10,417     $  13,006
                                                            ----------      --------     ---------

Rent:                                                            1,713         3,146         3,667
                                                            ----------      --------     ---------

Portion or rent expenses representative
   of interest factor                          (2)                 571         1,049         1,222
                                                            ----------      --------     ---------

     Fixed charges (1)+(2)                                     $ 4,771      $ 11,466     $  14,228
                                                            ==========      ========     =========

Ratio of earnings to fixed charges                                   -             -             -
                                                            ==========      ========     =========



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